Exhibit 5.3

August 25, 2014

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Ann’s House of Nuts, Inc.

Ladies and Gentlemen:

We have acted as special Maryland counsel to Ann’s House of Nuts, Inc., a Maryland corporation (the “Subsidiary Guarantor”), in connection with the registration of certain securities of the Subsidiary Guarantor on Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 of TreeHouse Foods, Inc., a Delaware corporation (“TreeHouse Foods”), as originally filed by TreeHouse Foods on August 25, 2014, with the Securities and Exchange Commission (Registration No. 333-192440, together with all amendments and supplements thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Amendment relates to the offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of guarantees (the “Guarantees”), which may be issued by the Subsidiary Guarantor as such Guarantees are contemplated by the Indentures (as defined below), of the following securities:

(i)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a form of Senior Indenture filed as an exhibit to the Registration Statement (as amended or supplemented to the date hereof, the “Senior Indenture”), by and among the Company, the subsidiary guarantors party thereto and the trustee named in such Senior Indenture; and

(ii)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented to the date hereof, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company, the subsidiary guarantors party thereto and the trustee named in such Subordinated Indenture.

In our capacity as special Maryland counsel to the Subsidiary Guarantor and for purposes of the opinions expressed herein, we have examined originals or copies of the following documents:

(i)	the Indentures; and

TreeHouse Foods, Inc.

August 25, 2014

(iv)	a certificate of the State Department of Assessments and Taxation of the State of Maryland, dated August 21, 2014, to the effect that, among other things, the Company is duly incorporated under and by virtue of the laws of the State of Maryland and duly authorized to exercise in the State of Maryland all the powers recited in its charter and to transact business in the State of Maryland.

We have also examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Subsidiary Guarantor.

In giving the opinions set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as certified or photostatic copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed or relied on by us had legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the State of Maryland.

2.	The Subsidiary Guarantor has the corporate power to enter into and perform its obligations under the Guarantees.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinions expressed herein are limited to, the substantive internal laws of the State of Maryland. The opinions expressed herein are limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Christopher R. Johnson
Principal